Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Intelli−Check - Mobilisa, Inc.:

We consent to the incorporation by reference in this amendment number 1 to form S-3 registration statement of Intelli-Check - Mobilisa, Inc (for 12,348,201 shares of common stock) of our report dated March 25, 2008, appearing in the Annual Report on Form 10-K for the year ended December 31, 2007, and to the reference to us under “Experts” in this registration statement.

/s/ Amper, Politziner & Mattia, P.C.
New York, New York
July 7, 2008